EXHIBIT 99.1

Sipex Corporation
233 South Hillview Drive
Milpitas, CA 95035 USA
TEL: 408.934.7500
FAX: 408.935.7600
www.sipex.com
FOR IMMEDIATE RELEASE
Clyde Ray Wallin, Chief Financial Officer
Phone: 408-934-7500
Fax: 408-935-7678
Email: rwallin@sipex.com
Sipex Reports Second Quarter 2007
Financial Results
•	Second Quarter Net Sales of $18.4 Million, Up 9% from the First Quarter of 2007 and Down 12% From the Year-Ago Period

•	Second Quarter Gross Margin at 22%, Down from the First Quarter Gross Margin of 26% and Up from the Year-Ago Period Gross Margin of 18%

•	Second Quarter GAAP Net Loss of $8.0 Million, compared to a $6.3 Million Net Loss in the Prior Quarter and a $6.9 Million Net Loss in the Year-Ago Period

•	Company Anticipates Shareholder Approval of a Merger Agreement with Exar Corporation at its shareholders meeting scheduled for August 23, 2007.
     Milpitas, California, (August 14, 2007) (NASDAQ: SIPX), — Sipex reported today fiscal second quarter operating results. Net Sales for the second quarter of 2007 were $18.4 million, up 9% from the first quarter of 2007 net sales of $16.9 million and down 12% from net sales of $21.0 million recorded in the year-ago period. Second quarter 2007 GAAP net loss was $8.0 million, or $0.42 per share, compared with GAAP net loss of $6.3 million, or $0.34 per share, in the previous quarter and GAAP net loss of $6.9 million, or $0.39 per share, in the year-ago period. The second quarter 2007 GAAP net loss included stock-based compensation of $0.9 million, or $0.05 per share.
     Second quarter 2007 non-GAAP net loss was $7.2 million, or $0.38 per share, compared to $5.3 million, or $0.29 per share, in the previous quarter and compared to

$6.1 million, or $0.34 per share in the second quarter of 2006. Non-GAAP results exclude the impact of stock-based compensation, restructuring, and additional depreciation expense. A reconciliation of the adjustments made to GAAP net loss to compute non-GAAP net loss is contained in the financial tables of this press release.
     “I am encouraged by our top-line results as we further penetrate top tier accounts and the analog market continues to improve. Our core power business was up 28% in the quarter and interface was up 7.3%. The optics business, which we have put into harvest mode, declined 41% to under $1 million.” said Ralph Schmitt, CEO of Sipex. “We did not perform as well in the gross margin area. The improvement in the market drove more commodity business at lower margins. We also had a significant impact due to foundry startup yield issues which now have been resolved.”
     “There has been an intense focus on reducing our higher cost inventories and we made a significant impact in the quarter. Our inventory levels are now at $11.4 million. On a unit basis we have reduced our inventory over 53 million units in the first half of this year. This is an important activity in order for us to get to the lower cost material at the foundries that will drive our gross margin improvement.”
     “Sipex’s improved delivery of new products continues with the introduction of 8 new products in the second quarter. Most notable were the completion of the 4.5V to 30V family of highly integrated DC to DC Buck Controllers that continue to move Sipex up the value added proprietary product curve.” described Mr. Schmitt. “Sipex lighting solutions have continued to expand significantly. We now have a simple 2 channel device for low end mobile platforms all the way to a, system level 7 channel product for feature rich handsets.”
     “We hit a significant milestone in July by being listed on the NASDAQ Global Market. This is a major step in our continuing improvement of Sipex, explained Ray Wallin, CFO of Sipex. “Operating expenses increased in the quarter due primarily to $1.4 million of one-time merger related costs. Cost reductions have continued on an operating basis to bring our operating expenses slightly below $9 million per quarter excluding stock compensation expense and one-time merger related costs.”
     Mr. Wallin continued, “We expect our revenues and margins to improve in the third fiscal quarter. We have decided to forego a conference call due to the pending merger with Exar.”
About Sipex Corporation
Sipex Corporation is an analog semiconductor company that addresses standard linear and application specific standard products (ASSP) for customer systems that are primarily targeted at the consumer, networking and industrial markets. Our products are categorized into three synergistic areas of power management, interface and optical storage. Sipex is a global company with operations in Asia, Europe and North America. It is the mission of the Company to create innovative analog products that enable customers to produce differentiated products.

For further information, contact Ray Wallin at: Sipex Corporation, 233 South Hillview Drive, Milpitas, California 95035, (408) 934-7500; or visit our website at http://www.sipex.com.
Safe Harbor Statement
This press release contains forward-looking statements concerning Sipex’s future events and results of operations including, but not limited to statements about improvements in the analog market, the decline of the optics business, improvements in gross margin and revenues and the pending merger with Exar Corporation. Statements regarding the Company’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, the risk that Sipex may be unable to execute operational improvements, that revenue from our optical business may decline more than expected, that Sipex may not be able to appropriately manage inventory levels, that the demand for analog products may not be as expected, that general market conditions in the semiconductor industry may decline, and that proposed merger Exar does not close as expected. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For further discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time; including the Company’s Annual Report on Form 10-K for the year ended December 30, 2006 and its Quarterly Report of Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.
     Non-GAAP Reporting — The Company’s management uses non-GAAP measures to evaluate the performance of our business and to estimate future performance. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. For comparison purposes, the Company makes reference to certain gross margin, operating margin, net loss and net loss per share. These non-GAAP results were reached by excluding stock-based compensation expense, restructuring, and additional depreciation expense. We reference those results to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company’s on-going operating performance. We have reconciled such non-GAAP results to the most directly comparable GAAP financial measures.
     Our reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. It should also be noted that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Additional Information and Where You Can Find It
     Exar filed a Registration Statement on Form S-4 containing a proxy statement / prospectus and other documents concerning the proposed merger transaction with the Securities and Exchange Commission (the “SEC”). Security holders are urged to read the proxy statement / prospectus and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement / prospectus (when it is available) and other documents filed by Exar and Sipex with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement / prospectus and other documents may also be obtained for free by contacting Exar Investor Relations by e-mail at investorrelations@Exar.com or by telephone at 1-510-668-7201 or by contacting Sipex Investor Relations by e-mail at investorrelations@Sipex.com or by telephone at 1-408-934-7586.
     Exar and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Exar’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such executive officers and directors is included in Exar’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the SEC on August 9, 2006, which is available free of charge at the SEC’s web site at http://www.sec.gov and from Exar Investor Relations which can be contacted by e-mail at investorrelations@Exar.com or by telephone at 1-510-668-7201. Certain executive officers and directors of Exar have interests in the transaction that may differ from the interests of Exar stockholders generally. These interests will be described in the proxy statement / prospectus when it becomes available.
     Sipex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Sipex’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such executive officers and directors is included in Sipex’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the SEC on October 24, 2006, which is available free of charge at the SEC’s web site at http://www.sec.gov and from Sipex Investor Relations which can be contacted by e-mail at investorrelations@Sipex.com or by telephone at 1-408-934-7586. Certain executive officers and directors of Sipex have interests in the transaction that may differ from the interests of Sipex stockholders generally. These interests will be described in the proxy statement / prospectus when it becomes available.
# # #

SIPEX CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 30,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$2,845	$13,041
Restricted cash	—	350
Short-term investment securities	597	2,388
Accounts receivable, net	5,427	6,222
Accounts receivable, related party, net	2,069	949
Inventories, net	11,356	15,586
Prepaid expenses and other current assets	1,914	1,641

Total current assets	24,208	40,177
Property, plant and equipment, net	19,301	19,113
Restricted cash — noncurrent	58	57
Other assets	204	202

Total assets	$43,771	$59,549

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term bank borrowing	$667	$667
Current portion of lease financing obligation	220	191
Accounts payable	8,360	10,331
Accrued expenses	5,582	7,185
Accrued restructuring costs	524	1,728
Deferred income, related party	5,248	5,543
Deferred income, other	2,014	2,555

Total current liabilities	22,615	28,200

Long-term portion of bank borrowing	1,000	1,333
Long-term lease financing obligation	12,033	12,152
Long-term accrued restructuring costs	—	139
Convertible senior notes	26,224	25,826
Other long-term liabilities	22	24

Total liabilities	61,894	67,674

Stockholders’ deficit:
Common stock	190	184
Additional paid-in capital	239,063	234,785
Accumulated deficit	(257,357)	(243,075)
Accumulated other comprehensive loss	(19)	(19)

Total stockholders’ deficit	(18,123)	(8,125)

Total liabilities and stockholders’ deficit	$43,771	$59,549

SIPEX CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2007	March 31, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Net sales	$9,857	$8,758	$11,558	$18,615	$20,861
Net sales, related party	8,562	8,101	9,455	16,663	18,006

Total net sales	18,419	16,859	21,013	35,278	38,867

Cost of sales	8,177	7,073	9,781	15,250	19,959
Cost of sales, related party	6,241	5,347	7,366	11,588	15,237

Total cost of sales	14,418	12,420	17,147	26,838	35,196

Gross profit	4,001	4,439	3,866	8,440	3,671

Operating expenses:
Research and development	3,431	3,686	3,883	7,117	9,379
Marketing and selling	3,115	3,293	3,765	6,408	7,421
General and administrative	4,650	2,968	2,743	7,617	6,764
Restructuring and other	(103)	63	(22)	(40)	285

Total operating expenses	11,093	10,010	10,369	21,102	23,849

Loss from operations	(7,092)	(5,571)	(6,503)	(12,662)	(20,178)

Other income (expense):
Interest income	60	131	221	191	270
Interest expense	(897)	(834)	(582)	(1,731)	(765)
Other income, net	—	1	59	—	101

Total other expense, net	(837)	(702)	(302)	(1,540)	(394)

Loss before income tax expense	(7,929)	(6,273)	(6,805)	(14,202)	(20,572)
Income tax expense	51	17	53	68	85

Net loss	$(7,980)	$(6,290)	$(6,858)	$(14,270)	$(20,657)

Net loss per common share — basic and diluted	$(0.42)	$(0.34)	$(0.39)	$(0.76)	$(1.16)
Weighted average common shares outstanding — basic and diluted	18,798	18,547	17,775	18,673	17,775

SIPEX CORPORATION
Reconciliation of GAAP Gross Profit (Loss) to Non-GAAP Gross Profit (Loss)
(In thousands)
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2007	March 31, 2007	July 1, 2006	June 30, 2007	July 1, 2006
GAAP — gross profit	$4,001	$4,439	$3,866	$8,440	$3,671
Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	—	—	4,519
Stock-based compensation included in:
Total cost of sales	124	111	(59)	235	68

Non-GAAP — gross profit	$4,125	$4,550	$3,807	$8,675	$8,258

GAAP gross profit as a percent of net sales	22%	26%	18%	24%	9%
Non-GAAP gross profit as a percent of net sales	22%	27%	18%	25%	21%

SIPEX CORPORATION
Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from Operations
(In thousands)
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2007	March 31, 2007	July 1, 2006	June 30, 2007	July 1, 2006
GAAP — loss from operations	$(7,092)	$(5,571)	$(6,503)	$(12,662)	$(20,178)
Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	—	—	4,519
Research and development	—	—	—	—	1,118
Marketing and selling	—	—	—	—	322
General and administrative	—	—	—	—	744
Stock-based compensation included in:
Total cost of sales	124	111	(59)	235	68
Research and development	142	231	311	373	649
Marketing and selling	242	258	235	499	425
General and administrative	424	304	309	729	587
Restructuring and other	(103)	63	(22)	(40)	285

Non-GAAP — loss from operations	$(6,263)	$(4,604)	$(5,729)	$(10,866)	$(11,461)

SIPEX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2007	March 31, 2007	July 1, 2006	June 30, 2007	July 1, 2006
GAAP — Net loss	$(7,980)	$(6,290)	$(6,858)	$(14,270)	$(20,657)
Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	—	—	4,519
Research and development	—	—	—	—	1,118
Marketing and selling	—	—	—	—	322
General and administrative	—	—	—	—	744
Stock-based compensation included in:
Total cost of sales	124	111	(59)	235	68
Research and development	142	231	311	373	649
Marketing and selling	242	258	235	499	425
General and administrative	424	304	309	729	587
Restructuring and other	(103)	63	(22)	(40)	285

Non-GAAP — Net loss	$(7,151)	$(5,323)	$(6,084)	$(12,474)	$(11,940)

SIPEX CORPORATION
Reconciliation of GAAP Net Loss Per Share to Non-GAAP Net Loss Per Share
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2007	March 31, 2007	July 1, 2006	June 30, 2007	July 1, 2006
GAAP — Net loss per share	$(0.42)	$(0.34)	$(0.39)	$(0.76)	$(1.16)
Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	—	—	0.25
Research and development	—	—	—	—	0.06
Marketing and selling	—	—	—	—	0.02
General and administrative	—	—	—	—	0.04
Stock-based compensation included in:
Total cost of sales	0.01	0.01	(0.00)	0.01	0.00
Research and development	0.01	0.01	0.02	0.02	0.04
Marketing and selling	0.01	0.01	0.01	0.03	0.02
General and administrative	0.02	0.02	0.02	0.04	0.03
Restructuring and other	(0.01)	0.00	(0.00)	(0.00)	0.02

Non-GAAP — Net loss per share (1)	$(0.38)	$(0.29)	$(0.34)	$(0.67)	$(0.67)

Weighted average common shares outstanding — basic and diluted	18,798	18,547	17,775	18,673	17,775

(1)	Amounts may not aggregate to the total due to rounding